UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 15, 2011

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-33805	26-0354783
(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

212-790-0041

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 15, 2011, OZ Management LP, as borrower (the “Borrower”), and certain other subsidiaries of Och-Ziff Capital Management Group LLC (the “Company”), as guarantors, entered into an amendment and waiver (the “Existing Term Loan Amendment”) of the Amended and Restated Credit and Guaranty Agreement, dated as of October 26, 2007 (the “Existing Term Loan Agreement”), to permit, among other things, the Borrower to offer to repurchase portions of the indebtedness (the “Existing Term Loan”) outstanding under the Existing Term Loan Agreement at 95% of par (the “Buyback”) from each lender under the Existing Term Loan Agreement agreeing to such offer. The Buyback will be financed with the net proceeds from the public offering described below and a borrowing under the New Term Loan Agreement (as defined and described below) if the proceeds from the offering are insufficient to fund the Buyback. The Existing Term Loan Amendment also permits the incurrence of debt under the New Term Loan Agreement. The principal amount outstanding under the Existing Term Loan continues to bear interest at a rate of LIBOR plus 0.75% and will mature on July 2, 2012.

On November 15, 2011, the Borrower and certain other subsidiaries of the Company, as guarantors, entered into a delayed draw term loan agreement (the “New Term Loan Agreement”) with certain financial institutions, as lenders, Goldman Sachs Lending Partners LLC, as administrative agent, Goldman Sachs Credit Partners L.P., as collateral administrative agent, and Goldman Sachs Lending Partners LLC, as lead arranger. The New Term Loan Agreement allows for up to three borrowings for a total amount not to exceed $391 million, so long as certain conditions are met. The initial borrowing under the New Term Loan Agreement will be used to consummate the Buyback, to the extent necessary to fund the remaining portion of the Buyback after the proceeds from the equity offering have been applied in full. The New Term Loan Agreement includes a blackout period, beginning on the closing of the Buyback and ending six months thereafter (the “Blackout Period”), during which no additional market repurchases, redemptions or voluntary prepayments of the Existing Term Loan are permitted. Following the Blackout Period, borrowings under the New Term Loan Agreement will be used to prepay the remaining portion of the Existing Term Loan and, following repayment in full of the Existing Term Loan and the other obligations outstanding under the Existing Term Loan Agreement, for working capital and other general corporate purposes.

The New Term Loan Agreement will bear interest at a per annum rate equal to LIBOR plus 1.50% or a base rate plus 0.50%. The New Term Loan Agreement will mature on November 23, 2016. If the initial sale of Class A Shares pursuant to the public offering described in Item 7.01 below and the Buyback do not occur by December 30, 2011, the obligations of all parties under the New Term Loan Agreement will terminate. Any undrawn commitments will be terminated if not utilized on or prior to July 2, 2012. Any amounts borrowed under the New Term Loan Agreement and subsequently repaid may not be reborrowed.

The obligations of the Borrower under the New Term Loan Agreement are guaranteed by OZ Advisors LP, OZ Advisors II LP and certain subsidiaries and affiliates of the Borrower and will be secured by a first-priority lien on substantially all of the Borrower’s and such guarantors’ assets, subject to certain exclusions. Accordingly, the obligations of the Borrower under the New Term Loan Agreement are guaranteed by the same guarantors and will be secured by the same collateral on a pari passu basis on the same terms as the obligations under the Existing Term Loan Agreement.

The Borrower will pay an undrawn commitment fee equal to 0.75% of the undrawn portion of the commitments under the New Term Loan Agreement until the earliest of (i) the date the commitments are drawn in full, (ii) July 2, 2012, and (iii) the date of cancellation or termination of the commitments in accordance with the terms of the New Term Loan Agreement. Outstanding amounts under the New Term Loan Agreement are payable in quarterly installments in the amount of 0.25% of the total principal amount outstanding on the last day of each quarter, and the balance is payable upon maturity.

The New Term Loan Agreement includes two financial maintenance covenants. The first prohibits the total assets under management of the Company and its subsidiaries as of the last day of any fiscal quarter to be less than $17.5 billion for two successive quarters, and the second prohibits the economic income leverage ratio (as defined in the New Term Loan Agreement) as of the last day of any fiscal quarter, beginning with the fiscal quarter ending on December 31, 2011, to exceed 4.0 to 1.0. The New Term Loan Agreement allows a limited right to cure an event of default resulting from noncompliance with the economic income leverage ratio test described above with an equity contribution made to the Borrower. Such cure right may not be used more than two times in any four-quarter period or more than three times during the term of the New Term Loan Agreement.

In addition to the financial maintenance covenants described above, the New Term Loan Agreement includes prepayment provisions, affirmative and negative covenants and events of default that are substantially similar to the terms of the Existing Term Loan Agreement.

The foregoing summaries of certain provisions of the Existing Term Loan Amendment and the New Term Loan Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Existing Term Loan Amendment filed as Exhibit 10.1 hereto and the New Term Loan Agreement filed as Exhibit 10.2 hereto, each of which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On November 15, 2011, the Company issued a press release announcing that it plans to raise $250 million in a public offering of its Class A Shares. The Company expects to grant the underwriters for the public offering an option for 30 days to purchase up to an additional 15% of the offered number of Class A Shares. Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC will serve as Joint Book-Running Managers for the offering. The Company’s partners, employees and other significant shareholders will not sell any shares in connection with the offering. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment and Waiver to Amended and Restated Credit and Guaranty Agreement, dated as of November 15, 2011, between OZ Management LP, the guarantors named therein and various lenders.

10.2	Credit and Guaranty Agreement, dated as of November 15, 2011, between OZ Management LP, the guarantors named therein and various lenders.

99.1	Press release of the Company, dated November 15, 2011.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
(Registrant)

By:	/s/ Joel M. Frank
Joel M. Frank
Chief Financial Officer, Senior Chief Operating Officer and Executive Managing Director

November 15, 2011

Exhibit Index

Exhibit No.	Description

10.1	Amendment and Waiver to Amended and Restated Credit and Guaranty Agreement, dated as of November 15, 2011, between OZ Management LP, the guarantors named therein and various lenders.

10.2	Credit and Guaranty Agreement, dated as of November 15, 2011, between OZ Management LP, the guarantors named therein and various lenders.

99.1	Press release of the Company, dated November 15, 2011.